Exhibit 10.89

APOLLO GLOBAL MANAGEMENT, INC.
RSU / PSU Award Deferral Election Request

This deferral election (this “Deferral Election”) is made with respect to the restricted share units (“RSUs”) and performance restricted share units (“PSUs”) granted to [ ] (“you” or “I”) pursuant to one or more of the Vested at Grant RSU Award Agreement, Service Vesting RSU Award Agreement and/or Performance Vesting RSU Award Agreement, each between you and Apollo Global Management, Inc. (the “Company”) and dated [ ] (each, as applicable, an “Agreement”). All capitalized terms used and not defined in this Deferral Election shall have the meanings given to them in the applicable Agreement.
You may request to elect to defer the issuance of RSU Shares in payment of some or all of the RSUs or PSUs, as applicable, until a later date, provided your employment does not terminate (and you do not give notice of your intent to terminate your employment) on or before [ ]. You must complete this Deferral Election, and it must be received by [ ] no later than 5pm ET on [ ], and it shall become irrevocable as of such date[, subject to the approval of the Compensation Committee of the Board of Directors of the Company]. The terms that apply to the deferrals of your RSUs and PSUs, as applicable, are separately stated below by Agreement. This Deferral Election is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986.

1.Vested RSUs

With respect to the [ ] RSUs granted under the Vested at Grant RSU Award Agreement (the
“Vested RSUs”), the Agreement shall otherwise continue to apply.

       I hereby elect to defer the delivery of RSU Shares in respect of the Vested RSUs, as follows:
(insert number of RSU Shares and one or more delivery years of [ ] or later; years may be staggered and delivery will occur in Q1 of the year(s) selected):

2.Service Vesting RSUs

With respect to the [ ] RSUs granted under the Service Vesting RSU Award Agreement (the
“Service Vesting RSUs”), the Agreement shall otherwise continue to apply.

       I hereby elect to defer the delivery of RSU Shares in respect of the Service Vesting RSUs, as follows:
(insert number of RSU Shares and one or more delivery years of [ ] or later; years may be staggered and delivery will occur in Q1 of the year(s) selected):

1

3.PSUs

With respect to the [ ] PSUs granted under the Performance Vesting RSU Award, if you elect to defer issuance of all or any portion of the RSU Shares, Section [ ] of the Agreement will be modified solely with respect to the portion of the RSU Shares that are deferred to provide you with dividend equivalent rights from and after [ ] (which is the date following which you would have been eligible for dividends in respect of the RSU Shares had you not deferred delivery), and such dividend equivalent rights shall otherwise be on the same terms as described in Section [ ] of the other Agreements.

I hereby elect to defer the delivery of RSU Shares in respect of up to [ ] of the PSUs, as follows:
(insert number of RSU Shares and one or more delivery years of [ ] or later; years may be staggered and delivery will occur in Q1 of the year(s) selected):

I hereby elect to defer the delivery of RSU Shares in respect of up to [ ] of the PSUs, as follows:
(insert number of RSU Shares and one or more delivery years of [ ] or later; delivery will occur in Q1 of the year(s) selected):

Signature:         Date:
[NAME]

Signature:         Date:
[NAME]

2